AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JULY 1, 2003



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        ADVANCED GAMING TECHNOLOGY, INC.
                        --------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WYOMING                     0-21991                    98-0152226
-------------------------------    -------------            -------------------
(STate or Other Jurisdiction Of     Commission              (I.R.S. Employer
 INcorporation or Organization)       File No.               Identification No.)



                         24165 IH 10 West, Suite 217125
                            San Antonio, Texas 67257
               ---------------------------------------------------
                    (Address of principal executive offices)

                                 Not Applicable*
               ---------------------------------------------------
                            (Full title of the Plan)

                              Carl N. Duncan, Esq.
                            Duncan, Blum & Associates
                              5718 Tanglewood Drive
                            Bethesda, Maryland 20817
                    ----------------------------------------
                     (Name and address of agent for service)

                                 (301) 263-0200
                                 --------------
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee
 -------------------------------------------------------------------------------
                                   Proposed         Proposed
   Title of         Amount          maximum          maximum         Amount of
 securities to       to be       offering price     aggregate       registration
  be registered    registered      per share      offering price        fee
---------------    ----------    --------------   --------------    ------------
  Common Stock      800,000        Published        Published       $ 100.00(1)
$.005 Par Value     Shares         Bid Price        Bid Price
                                    $0.02(2)        $16,000

* Registration relates to shares issued to consultant(s) for services rendered.


Notes to Table:
--------------

(1)  800,000 shares x $0.02 (Bid Price) = $16,000

(2) Estimated solely for the purposes of calculating the registration fee based, since OTCBB trading has not commenced, on the $.005 par value per share of common stock.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                  ---------------------------------------------


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

 The following material is incorporated herein by reference:


(a) The March 31, 2003 Annual Report on Form 10-KSB of the Company for the period ending December 31, 2002.

(b) The Quarterly Report on Form 10-QSB of the Company for the period ending March 31, 2002.

(c) The description of the common stock of the Registrant contained in Registrant's Form 10-KSB filed March 31, 2003.

(d) All reports or other documents filed pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement, in each case filed by the Company prior to the termination of the offering of the securities offered hereby, shall be deemed to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

No answer to this item is required because the class of securities (common stock) to be offered is registered under Section 12 of The Exchange Act.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

 Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 The Company's Bylaws limit the liability of its directors to the maximum extent permitted by Wyoming law. Thus, the directors of the Company are not personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Such limitation does not apply to any responsibility of liability pursuant to criminal statute or liability for the payment of taxes pursuant to local, state or federal law. In addition, the Company's Bylaws authorize the Company to maintain liability insurance for its directors and officers.

At present, there is no pending litigation or proceeding, and the Company is not aware of any threatened litigation or proceeding, involving any director, officer, employee or agent where indemnification will be required or permitted under the Company's Bylaws.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable


ITEM 8.    EXHIBITS.

(1)  Opinion of Carl N. Duncan, Esq.

(2)  Consent of Carl N. Duncan, Esq.

(3)  Consent of Robison, Hill & Co., CPAs

ITEM 9.     UNDERTAKINGS.

The Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(b) that for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof; and

(b) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing or an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, it has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on July 1, 2003.


                        ADVANCED GAMING TECHNOLOGY, INC.,
                         a Wyoming corporation


                        By:  /s/ Gary L. Cain
                        ----------------------------------------
                        Gary L. Cain, Chairman, Chief Executive Officer and Director

                        Date:  July 1, 2003


                        By: /s/ Bruce M. Arinaga
                        ------------------------------------
                        Bruce M. Arinaga, President, Secretary, Treasurer and Director

                        Date:  July 1, 2003


                        By: /s/ William Burton
                        ---------------------------------------
                        William Burton, Director

                        Date:   July 1, 2003






                                  EXHIBIT INDEX
                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


EXHIBIT NO.

(1) Opinion of Carl N. Duncan, Esq.
(2) Consent of Carl N. Duncan, Esq.
(3) Consent of Robison, Hill & Co., CPAs

EXHIBIT NO. 1



                               OPINION OF COUNSEL

                              CARL N. DUNCAN, ESQ.
                                 ATTORNEY AT LAW
                          cduncan.counselor@verizon.net
                              5718 TANGLEWOOD DRIVE
                            BETHESDA, MARYLAND 20817
                                 (301) 263-0200
                              (301) 263-0300 (Fax)


Board of Directors

Advanced Gaming Technology, Inc.
24165 IH 10 West
Suite 217125
San Antonio, Texas 67257


Re: 2003 CONSULTANT STOCK PLAN (THE "PLAN")

Ladies and Gentlemen:


         We have acted as counsel to Advanced Gaming Technology, Inc., a Wyoming corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 800,000 shares of the Company's common stock, par value $.005 (the "Shares").

         In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable under the Wyoming General Corporation Code. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.



                                         /s/  CARL N. DUNCAN, ESQ.
                                         -------------------------
                                              CARL N. DUNCAN, ESQ.

EXHIBIT NO. 2




                               CONSENT OF COUNSEL






We hereby consent to the use of this Opinion of Counsel as an exhibit to this Form S-8 Registration Statement.







                                             /s/  CARL N. DUNCAN, ESQ.
                                             ------------------------
                                                  CARL N. DUNCAN, ESQ.





Bethesda, Maryland
July 1, 2003

EXHIBIT NO. 3




                          INDEPENDENT AUDITORS' CONSENT




We hereby consent to the use in the Registration Statement of Solar Satellite Communication, Inc. on Form S-8 to be filed on or about July 1, 2003 with the Securities and Exchange Commission our report dated March 31, 2003 on the consolidated statements of Advanced Gaming Technology, Inc. which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty.


                                       /s/  Robison, Hill & Co., CPAs
                                       ----------------------------------------
                                            Robison, Hill & Co., CPAs



Salt Lake City, Utah
July 1, 2003